Exhibit 31.2

Statement Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 by

Principal Executive Officer and Principal Financial Officer

Regarding Facts and Circumstances Relating to Exchange Act Filings

I, William J. Buchanan, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Superconductor Technologies Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 22, 2016

/s/ William J. Buchanan
William J. Buchanan Chief Financial Officer (Principal Accounting and Financial Officer)